EXHIBIT 23.6
                                                                    ------------


                            DEGOLYER AND MACNAUGHTON
                        4925 Greenville Avenue, Suite 400
                                One Energy Square
                               Dallas, Texas 75206
                                 April 21, 2005




EnCana Corporation
1800-855 2nd Street, S.W.
P.O. Box 2850 Calgary, Alberta, Canada
T2P 2S5

Re: Registration Statement on Form S-8 (United States Securities and Exchange Commission)

Ladies and Gentlemen:

         We hereby consent to the use of the name DeGolyer and MacNaughton and reference to our firm and our report and the inclusion and incorporation by reference of information derived from our report entitled "Appraisal Report as of December 31, 2004 on Certain Properties owned by EnCana Oil & Gas USA Inc. SEC Case," evaluating a portion of EnCana Corporation's petroleum and natural gas reserves as of December 31, 2004, in the EnCana Corporation registration statement on Form S-8.

                                             Very truly yours,


                                             /s/ DeGOLYER and MacNAUGHTON